Exhibit 10.6

TO: DZ Bank AG Deutsche Zentral-Genossesnschaftsbank, Frankfurt am Main, as Agent (as defined below)

PLEDGE AGREEMENT

Seller Obligations Secured

1. In consideration of the Agent (and the other Secured Parties) entering into the Receivables Purchase Agreement (as hereinafter defined), and thereby benefiting the Pledgor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Pledgor, the Pledgor hereby enters into this agreement (as such agreement may be amended, supplemented, otherwise modified, amended and restated or replaced from time to time, this “Agreement”), dated as of September 30, 2024, with the Agent as security for the Seller Obligations (as defined in the Receivables Purchase Agreement).

Definitions and Interpretation

2. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement. In addition, as used in this Agreement, unless the context otherwise requires, the following terms have the meanings indicated below:

“Agent” means DZ Bank AG Deutsche Zentral-Genossesnschaftsbank, Frankfurt AM Main, in its capacity as Agent under the Receivables Purchase Agreement (and its successors and permitted assigns in such capacity).

“Agreement” has the meaning specified in Section 1.

“Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Seller, dated as of July 15, 2021.

“Pledged Collateral” means the Pledged Membership Interest and all Proceeds thereof.

“Pledged Membership Interest” means all of the membership interests and all other equity interests in the Seller, including, without limitation, all of Pledgor’s rights to participate in the operation or management of the Seller and all of Pledgor’s rights to properties, assets, member interests and distributions under the Limited Liability Company Agreement in respect of such membership interest, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the Seller to the Pledgor in respect of the Pledged Membership Interest while this Agreement is in effect.

“Pledgor” means Audacy New York, LLC, and its respective successors and assigns.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC which, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Membership Interest and any collections thereon with respect thereto.

“Receivables Purchase Agreement” means, the Second Amended and Restated Receivables Purchase Agreement, dated as of September 30, 2024, among the Seller, as seller, Audacy Operations, LLC, as servicer, Autobahn Funding Company LLC, as investor, and Agent, as the agent, as such agreement may be amended, supplemented, otherwise modified, amended and restated or replaced from time to time.

“Security Interest” means the pledges, mortgages, charges, hypothecations and assignments of, and security interests in the Pledged Collateral created in favor of the Agent hereunder.

“Seller” means Audacy Receivables, LLC, a Delaware limited liability company.

“Subordinated Pledge Agreement” means Pledge and Security Agreement, dated as of September 30, 2024, among Audacy Capital LLC, as parent, the other grantors from time to time party thereto, including Pledgor, and Wilmington Savings Fund Society, and FSB, administrative agent and collateral agent (the “Credit Agreement Agent”).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

3. The rules of interpretation and other interpretative matters in Section 1.02 of the Receivables Purchase Agreement shall apply to this Agreement.

4. If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5. In the event that any day, on or before which any action is required to be taken hereunder, is not a Business Day, then such action shall be required to be taken on or before the first Business Day thereafter.

6. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF AGENT OR ANY INVESTOR IN THE PLEDGED COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

7. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE PLEDGOR, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE PLEDGOR OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER

TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER SECURED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR ANY OF ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

8. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

Creation of Security Interest

9. As security for the Seller Obligations, the Pledgor hereby pledges, mortgages, charges, hypothecates, assigns and grants to and in favor of the Agent, as agent and for the benefit of the Secured Parties, a security interest in the Pledged Collateral.

Attachment

10. The Pledgor confirms and agrees that:

(a)	value has been given by the Agent and the Secured Parties to the Pledgor;

(b)	the Pledgor has rights in the Pledged Collateral and power to transfer rights in the Pledged Collateral to the Agent; and

(c)

the Pledgor and the Agent have not postponed the time for attachment of the Security Interest, and the Security Interest shall attach to the Pledged Collateral existing on the date hereof upon the execution of this Agreement and shall attach to Pledged Collateral in which the Pledgor hereafter acquires rights at the time that the Pledgor acquires rights in such Pledged Collateral.

Control, Registration and Possession of Pledged Collateral

11. The Pledgor shall not, without the prior written consent of the Agent, take any action (including, but not limited, to entering into any amendments or modifications to the Limited Liability Company Agreement of the Seller (including any other organizational documents) or any other agreements, documents, or instruments) that will cause the Pledge Collateral to be in certificated form and be a “Security” governed by Article 8 of the UCC, as applicable.

12. Whenever any Pledged Collateral is a certificated security, an uncertificated security or a security entitlement, the Pledgor shall, or shall cause the Seller to, or shall cause the securities intermediary that holds such Pledged Collateral to, take all steps as are necessary or desirable to give exclusive control over such Pledged Collateral to the Agent in a manner reasonably satisfactory to the Agent.

13. All certificates, if any, representing Pledged Collateral may remain registered in the name of the Pledgor, but the Pledgor shall, promptly at the request of the Agent, duly endorse such certificates in blank for transfer or execute stock powers of attorney in respect thereof and deliver such certificates or powers of attorney to the Agent, with all documentation being in form and substance satisfactory to the Agent. Upon the request of the Agent following the occurrence and continuance of an Event of Default:

(a)

the Pledgor shall promptly cause the Pledged Collateral to be registered in the name of the Agent or its nominee, and the Agent is hereby appointed the irrevocable attorney (coupled with an interest) of the Pledgor with full power of substitution to cause any or all of the Pledged Collateral to be registered in the name of the Agent or its nominee; and

(b)	the Pledgor shall promptly cause each securities intermediary that holds any Pledged Collateral that is a security entitlement to record the Agent as the entitlement holder of such Pledged Collateral.

14. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Agent shall not be bound under any circumstances to realize upon any of the Pledged Collateral or allow any of the Pledged Collateral to be sold, or exercise any option or right attaching thereto, or be responsible for any loss occasioned by any sale of the Pledged Collateral or by the retention or other refusal to sell the same; nor shall the Agent be obliged to collect or see to the payment of dividends or distributions thereon.

Voting Rights

15. Until notice is given by the Agent to the Pledgor in accordance with Section 18, the Pledgor shall be entitled to exercise all voting rights attached to the Pledged Collateral and give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which could be materially prejudicial to the interests of the Agent or which could have the effect of materially reducing the value of the Pledged Collateral as security for the Seller Obligations or imposing any restriction on the transfer of the Pledged Collateral to the Agent in accordance with the terms hereof. Except if the Agent otherwise consents thereto or as may be required for the Pledgor to comply with applicable law, the rights of the Pledgor to vote, give consents, waivers and ratifications shall not be exercised by the Pledgor on and after receipt by the Pledgor of such notice by the Agent.

Dealing with Income and Proceeds

16. Until notice is given by the Agent to the Pledgor in accordance with Section 18, all dividends, distributions and other income derived from or in respect of any Pledged Collateral and all proceeds received by the Pledgor in respect of any Pledged Collateral may be received by the Pledgor. After notice is given by the Agent to the Pledgor in accordance with Section 18, the Pledgor shall forthwith pay such amounts to the Agent, to be applied to reduce the Seller Obligations or, at the option of the Agent, to be held as additional security for the Seller Obligations, and all dividends and distributions, if and when received by the Pledgor, shall, subject to section 19, be held in trust for the Agent and shall be forthwith paid to the Agent.

Representation and Warranty

17. The Pledgor represents and warrants to the Agent that as of the date hereof:

(a)	the Pledged Membership Interest listed on Schedule I hereto constitutes all of the outstanding limited liability company membership interests of the Seller;

(b)	the Pledged Membership Interest existing on the date hereof has been duly and validly issued and is fully paid and nonassessable;

(c)

the Pledgor is the sole record and beneficial owner of, and has title to, the Pledged Membership Interest listed on Schedule I, free of any and all liens or options in favor of, or claims of, any other Person, except the lien created by this Agreement and the lien created by the Subordinated Pledge Agreement;

(d)

no authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority or any other Person (including, without limitation, any member, partner or creditor of the Pledgor) that are required to be obtained for (i) the pledge by the Pledgor of the Pledged Membership Interest pursuant to this Agreement; (ii) the due execution, delivery and performance by the Pledgor of this Agreement and the consummation by the Pledgor of the transactions contemplated by this Agreement; or (iii) the exercise by the Agent on behalf of the Investors of the voting or other rights provided for in this Agreement, in each case, except as may be required in connection with dispositions by laws affecting the offering and sale of securities generally or as have been obtained or made or which are not required as of the date hereof;

(e)

the execution, delivery and performance of, and the consummation of the transactions contemplated by the Pledgor of this Agreement and all other agreements, instruments and documents to be delivered hereunder, and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Limited Liability Company Agreement or any of the Seller’s other organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Pledgor is a party or by which it or any of its properties is bound, (ii) conflict with any order, writ, judgment, award, injunction or decree binding on or affecting the Pledgor or its property, and do not result in or require the creation of any adverse claim upon or with respect to any of its properties (other than in favor of the Agent on behalf of the Secured Parties as contemplated hereunder) or (iii) conflict with or violate any Applicable Law, in each case, except to the extent that any such conflict, breach, default, adverse claim or violation could not reasonably be expected to have a Material Adverse Effect;

(f)

the Pledgor (i) has all necessary power and authority to (A) execute and deliver this Agreement by the Pledgor and (B) perform its obligations under this Agreement, and (ii) has duly authorized by all necessary action the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except (I) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (II) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(g)

upon delivery to the Agent of the filing in the State of Delaware of a UCC-1 financing statement naming the Pledgor, as a debtor, and the Agent, as secured party, and describing the Pledged Collateral, the lien granted pursuant to this agreement will constitute a valid, perfected first priority lien on the Pledged Collateral in favor of the Agent, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Pledged Collateral from the Pledgor;

(h)	except as listed on Schedule II, the Pledgor has not changed its name or jurisdiction of organization within the past five (5) years; and

(i)	the Pledgor has received, or will receive, direct or indirect benefit from the making of this Agreement.

Covenants

18. The Pledgor covenants and agrees with the Agent as follows:

(a)

it will not, without the Agent’s prior written consent, sell, exchange, transfer, assign, lend, charge, pledge, encumber or otherwise dispose of or deal in any way with the Pledged Collateral or any interest therein (except to grant the Security Interest to the Agent hereunder and the grant to the Credit Agreement Agent under the Subordinated Pledge Agreement) or enter into any agreement or undertaking to do so;

(b)	it will not amend or otherwise modify the Subordinated Pledge Agreement without the written consent of the Agent;

(c)

it will keep adequate records concerning the Pledged Membership Interests and permit the Agent or any agents, designees, or representatives thereof at any time or from time to time to examine and make copies of, and abstracts from, such records pursuant to the terms of the Receivables Purchase Agreement;

(d)

not make or consent to any amendment or other modification or waiver with respect to any Pledged Membership Interests, or enter into any agreement or permit to exist any restriction with respect to any Pledged Membership Interests other than pursuant to the Transaction Documents or permitted under the Transaction Documents;

(e)

not permit the issuance of (i) any additional units of any class of the Pledged Membership Interests of the Seller unless such additional units are made subject to the pledge granted pursuant to this Agreement (and the issuance thereof would not result in an Event of Default under the Transaction Documents) to the extent that such additional units are required to constitute Pledged Membership Interests under this Agreement, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such units of Pledged Membership Interests, or (iii) any warrants, options, contracts, or other commitments entitling any Person to purchase or to otherwise acquire any such units of Pledged Membership Interests;

(f)

it will do, make, execute and deliver such further and other assignments, transfers, deeds, security agreements and other documents as may be reasonably required by the Agent from time to time to grant to the Agent the Security Interest with the priority intended hereby and generally to accomplish the intention of this Agreement; and

(g)

it will pay when due any and all subscription monies and other amounts payable on or in respect of the Pledged Collateral and, if the Pledgor fails to do so, the Agent may (but shall not be obligated to) do so and, if the Agent does so, the Pledgor shall, on demand by the Agent, reimburse the Agent for such payment.

Enforcement

19. If an Event of Default has occurred and is continuing, remedies in respect of the Security Interest are exercisable at the option of the Agent upon receipt of instructions from the Investors and upon written notice to the Pledgor.

Remedies

20. Upon an Event of Default, in addition to any other remedies available under applicable law or equity or contained in any other agreement between the Pledgor and the Agent, the Agent may, subject to applicable law:

(a)	obtain, by any method permitted by law, possession of the Pledged Collateral which it does not already hold;

(b)	redeem, exchange, realize upon, collect, sell, transfer, assign, give options to purchase, or otherwise dispose of and deal with the Pledged Collateral or any part thereof;

(c)	notify any parties obligated in respect of any Proceeds to make payment thereof to the Agent;

(d)

exercise or continue to exercise all voting rights attached to Pledged Collateral (whether or not registered in the name of the Agent or its nominee) and give or withhold or continue to give or withhold all consents, waivers and ratifications in respect thereof, collect and receive or continue to collect and receive dividends and distributions relating thereto and otherwise act with respect thereto as though it were the absolute owner thereof;

(e)

exercise any and all rights of redemption, conversion, exchange, sale, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Seller and, in connection therewith, to deposit and deliver or direct the sale or other disposition of any of the Pledged Collateral with any committee, depositary, clearing house (whether The Depository Trust Company or otherwise), transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

(f)

comply with any limitation or restriction in connection with any proposed sale or other disposition of the Pledged Collateral as may be necessary in order to comply with applicable law or any policy imposed by any stock exchange, securities commission or other governmental authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable or accountable to the Pledgor for any discount in the sale price of the Pledged Collateral which may be given by reason of the fact that the Pledged Collateral is sold in compliance with any such limitation or restriction; and

(g)	file proofs of claim and other documents in order to have the claims of the Agent lodged in any bankruptcy, winding-up, or other judicial proceeding relating to the Pledgor.

Failure of Agent to Exercise Remedies

21. The Agent shall not be liable for any delay or failure to enforce any remedies available to it or to institute any proceedings for such purposes.

Non-Recourse

22. The Agent, on its own behalf and on behalf of the Secured Parties, acknowledges and confirms to the Pledgor that (i) the Pledgor has no liability for the Seller Obligations; and (ii) this agreement does not create recourse to the Pledgor’s assets, properties or undertaking other than in respect of the Pledged Collateral to the limited extent set forth herein; and the recourse of the Agent and the Secured Parties under this Agreement, including, without limitation, the indemnities and other obligations as provided for herein, shall be limited solely to proceeding and realizing against the Pledged Collateral under the provisions of this Agreement and no other assets, property, rights or benefits of the Pledgor shall be subject to any lien or charge or be subject to any claim other than the Pledged Collateral.

Seller to Comply

23. The Seller agrees that it will comply with instructions originated by the Agent with respect to the Pledged Membership Interests without the further consent of the Pledgor.

Application of Payments and Liability for Deficiency

24. All monies recovered or received by the Agent in respect of any Seller Obligations or in respect of the enforcement of the Security Interest shall be applied by the Agent in accordance with the priority of payments set forth in Section 3.01 of the Receivables Purchase Agreement.

Dealings by Agent

25. The Agent may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Pledged Collateral, the Pledgor, debtors of the Pledgor, sureties of the Pledgor, and others as the Agent may see fit, without prejudice to the Seller Obligations or the rights of the Agent to hold and realize upon the Security Interest and the Pledged Collateral.

Notices

26. Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered in accordance with the Receivables Purchase Agreement.

Separate Security

27. This Agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by the Agent in respect of the Seller Obligations or the Support Assets.

Power of Attorney

28. The Pledgor hereby constitutes and appoints the Agent or any officer thereof as its true, lawful and irrevocable attorney (coupled with an interest), with full power of substitution, following the occurrence and during the continuance of an Event of Default, to execute all documents and take any and all actions as may be necessary or desirable to perform any obligations of the Pledgor arising pursuant to this agreement, and in executing such documents and taking such actions, to use the name of the Pledgor whenever and wherever it may reasonably be considered necessary or expedient.

Entire Agreement

29. This Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Amendments

30. No amendment to this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Agent.

Enurement

31. This Agreement shall enure to the benefit of the Agent and the successors and assigns of each and shall be binding on the Pledgor and its successors and permitted assigns, as may be applicable. The Pledgor shall have no right to assign any benefit which it may be entitled to hereunder without the prior written consent of the Agent.

Termination

32. This Agreement, and the assignments, pledges and security interests created or granted hereby, shall terminate upon the occurrence of the Final Payout Date and the termination of the Receivables Purchase Agreement, at which time Agent shall release and reassign (without recourse upon, or any warranty whatsoever by the Agent), and deliver to the Pledgor, all the Pledged Collateral and related documents then in the custody or in possession of Agent, including termination statements under the Code and other termination or collateral release statements requested by the Pledgor, all without recourse upon, or warranty whatsoever, by the Agent and at the cost and expense of the Pledgor.

Execution in Counterparts

33. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF this agreement has been executed and delivered by Pledgor under the hands of its duly authorized officer(s) as of the date first above written.

AUDACY NEW YORK, LLC

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President and Secretary

S-1	DZ/Audacy: Pledge Agreement

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN, as Agent

By:	/s/ Nellie Flek
Name:	Nellie Flek
Title:	Vice President

By:	/s/ Jin Ahn
Name:	Jin Ahn
Title:	Senior Associate

S-2	DZ/Audacy: Pledge Agreement

Acknowledged and agreed solely with respect to Section 22 hereof:

AUDACY RECEIVABLES, LLC

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President and Secretary

S-3	DZ/Audacy: Pledge Agreement